Final Transcript

Conference Call Transcript ARB — Arbitron RFP Outcome Conference Call Event Date/Time: Nov. 18. 2008 / 5:00PM ET

CORPORATE PARTICIPANTS

Thom Mocarsky

Arbitron Inc. — SVP, Press, IR

Steve Morris

Arbitron Inc. — Chairman, CEO, President

Sean Creamer

Arbitron Inc. — CFO

CONFERENCE CALL PARTICIPANTS

Jim Boyle

C.L. King — Analyst

Troy Mastin

William Blair and Company — Analyst

Howard Rosencrans

Value Advisory — Analyst

Townsend Buckles

JP Morgan — Analyst

PRESENTATION

Operator

Ladies and gentlemen, thank you for standing by and welcome to the Arbitron update conference call. (OPERATOR INSTRUCTIONS). Thank you. Now to Mr. Thom Mocarsky, Senior Vice President, Press, and Investor Relations. Please go ahead.

Thom Mocarsky - Arbitron Inc. — SVP, Press, IR

Thank you, Julie Ann. Good afternoon, ladies and gentlemen, and welcome to our call. I’m Thom Mocarsky and I will be your moderator for today’s call. Today I have got the pleasure of introducing Steve Morris, our Chairman, and Chief Executive Officer, and Sean Creamer, our Chief Financial Officer. In today’s call, Steve and Sean will discuss the announcement made this morning by Cumulus and Clear Channel. After the presentation, Steve and Sean will be happy to take your questions, but before we begin today’s presentations I do want to note this afternoon’s discussion includes forward-looking statements. These forward-looking statements are within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events. We have derived these expectations from information currently available to us. Actual results might differ materially from results projected in our forward-looking statements which involve known and unknown risks.

For a discussion of the factors that can cause our actual results to differ materially from these forward-looking statements, please refer to Arbitron’s 10-K for the period ended December 31, 2007, our quarterly report on Form 10-Q for the period ended September 30, 2008, and elsewhere and on any subsequent periodic or current reports filed by us with the Securities and Exchange Commission. A copy of all of these documents are on file with the SEC. At this time, I do want to turn the call over to Steve Morris, our Chairman, President and Chief Executive Officer.

Steve Morris - Arbitron Inc. — Chairman, CEO, President

Thank you, Thom. Good afternoon, everybody, and thank you for joining us. We scheduled this call to discuss this morning’s Cumulus announcement, but I want to make it clear up front that radio audience measurement is our core business and we intend to aggressively protect it. We are and will continue to be a leader in moving industry that kind of accountability that advertisers are demanding. We have no intention of exiting any of these markets and we contend to continue to invest in further enhancing our service offerings both for diary and for PPM. I should also make clear that both Cumulus and Clear Channel remain under contract for PPM. We are also in negotiations with Clear Channel for a significant number of diary markets, those falling outside of the RFP markets.

Having said that the Cumulus and Clear Channel decision to sign on for alternative service clearly will have a negative impact on our revenues from those markets. Specifically, our lost revenue from Cumulus and Clear Channel combined in 2009 will be in the neighborhood of $7 million. On a full year run rate basis in those markets the revenue impact will be about $10 million.

There’s still a lot we don’t know about the specifics but this is what we have heard so far. The 50 markets for the new service will appear are spread across markets that range from market 104 to 286. The service will employ sticker diaries which, to our knowledge, have never been used in the United States. While they have been used outside the US, the utility seems to be limited to markets where there are a very small number of stations. For example, in Australia where Nielsen proposes to use it, there are only one to five stations in a typical small to medium size market. This compares with between 50 and 120 in the US markets where they intend to use it.

Even though the original RFP specs said no diaries, the outcome proved that we have been right all along and that the diary is, in fact, the best solution available today for small and mid size markets. The diary is a radio measurement tool with which we have more experience than any other company in measuring US radio audiences. They also propose to conduct only one survey a year. That’s a step backward, plain and simple. Less frequent measurement means less accountability for advertisers who buy radio all year long.

Advertisers have told us that radio markets need more than once a year survey in order for stations to maintain accountability and to recapture revenue from out-of-home, internet, and online media. An eight week once-a-year survey is also dangerously vulnerable to hyping, which radio stations flood the market with aggressive giveaways during the short survey period in order to influence and distort the survey results. Advertisers have always hated that practice in both TV and radio and have welcomed increases in measurement and frequency that we have introduced over the years.

From a business perspective we still need to evaluate what impact this move by Nielsen might have on our existing Scarborough partnership, but rest assured we will take all appropriate steps to preserve our rights and to protect our interests. In short, we are confident we have a superior audience measurement solution for these markets. In addition, as part of our commitment to continually improving our services we previously announced a program of enhancements designed to make the diary service even more useful to broadcasters, agencies and advertisers and markets of all sizes.

Our plans include adding cell phone only households to survey sample in 50 diary markets beginning with the spring of ‘09 and expanding to 125 markets in the fall. Enhancing 18-to-34 participation by redirecting cash incentives from older to younger respondents and answering the qualitative and consumer questions in the back of our diary. Accelerating the development and deployment of electronics and online alternatives to the paper and pencil diary for all markets.

In closing I want to make it clear again that radio audience measurement is our core business and we will aggressively protect it. We are implementing a number of enhancements right now, and have more in the pipeline for both diary and PPM markets. Moreover, new technology offers us new and exciting technology we will consider as well. So with that, I’d like to turn this call over to Julie Ann for questions and Sean and I will be happy to answer whatever you have.

QUESTION AND ANSWER

Operator

(OPERATOR INSTRUCTIONS). Your first question is from the line of Alexia Quadrani with JPMorgan.

Townsend Buckles

Thanks. This is Townsend Buckles for Alexia with a few questions. First, can you give us a general schedule of when your diary contracts in revenue terms come up for renewal over the next several years?

Sean Creamer - Arbitron Inc. — CFO

It is Sean. With all of our contracts, there is no clear schedule, they are generally spread and don’t bunch up. So it is pretty steady over annual period. So there’s not a single period where virtually all of them come due at the same time. They’re entered into during varying expiration dates and are renewed for periods of time depending on individual negotiations but, over time, that’s left us with a staggered set of expirations. It is pretty consistent from year to year.

Townsend Buckles

Okay. And can you give us a sense of the relative profitability of the small market ratings business versus the rest of Company and can we assume that the bottom line impact of these lost revenues will be pretty high if you continue providing rating in these markets?

Sean Creamer - Arbitron Inc. — CFO

Certainly the answer to the last question is yes. We intend to remain in those markets so the revenue is gone and there won’t be any short-term reduction in cost because it is our intention to continue in those markets. So there certainly is a significant bottom line impact to that lost revenue.

Townsend Buckles

Okay.

Sean Creamer - Arbitron Inc. — CFO

In terms of how our profitability breaks out by markets, we have not gone into and will not go into any more specificity than what we have sort of said in the past which is it is clearly disproportionately high in the top 50 markets and even more so in the top ten. We clearly leverage that infrastructure which brought us into some of these smaller markets. That’s not to say they’re not profitable on their own, but certainly the bigger markets just by scale tend to be the most profitable markets.

Townsend Buckles

Okay. And then finally does this encroachment many the radio business by Nielsen change your view on whether you may consider going after the TV market with PPM longer term?

Steve Morris - Arbitron Inc. — Chairman, CEO, President

I would say that nothing is off the table in terms of what our responses might be. We do know that PPM is an effective way to measure television audiences, we did that as part of our Apollo project. So I guess the answer is, it is on the table.

Sean Creamer - Arbitron Inc. — CFO

And it is not just television, it is any audio-based medium, PPM, we believe is particularly well suited for.

Townsend Buckles

Okay. Thank you.

Operator

Your next question is from the line of Jim Boyle with C.L. King.

Jim Boyle - C.L. King — Analyst

Good evening. Quick question on just one of the things you said. Did you really say you are staying in markets, small markets, where everyone has gone to Nielsen radio?

Steve Morris - Arbitron Inc. — Chairman, CEO, President

We don’t know what the final outcome is going to be in terms of, they’re very, I don’t think there are any markets where there are only two competitors, Clear Channel and Cumulus so our position is, yes, we are staying in those markets and we intend to demonstrate in each of them that our measurement is superior to this alternative.

Jim Boyle - C.L. King — Analyst

So that would help your remaining Arbitron subscribers and what’s the length of the Nielsen radio contracts where if you did prove your diary service is better they could flip flop back to you?

Sean Creamer - Arbitron Inc. — CFO

We don’t know the specifics of any of those individual contracts, and wouldn’t speculate on them. Obviously, the point we are making is we don’t intend to concede any of the turf. We are going to continue to invest in those markets and it is our intention to win the business back. I can’t give you a time line for that, but we are certainly not packing up our tent.

Jim Boyle - C.L. King — Analyst

Okay. Also, do you have a rough idea on the Nielsen small market diary pricing versus your pricing?

Steve Morris - Arbitron Inc. — Chairman, CEO, President

We don’t have the details on that, Jim.

Sean Creamer - Arbitron Inc. — CFO

We would simply be speculating. What we do know is what it costs to produce high quality research, and beyond speculating, our own view is it will be difficult for us to understand how there can be a significant, pure economic driver to the decision, but beyond that would be speculation. We know what we know about the cost of producing a high quality rating service, and that’s all we have to say on that.

Jim Boyle - C.L. King — Analyst

Okay. We had heard it was similar, but let me move on. Clear Channel says they’re going to test 17 markets with this new product. How many clear channel small markets remain with Arbitron at this point?

Sean Creamer - Arbitron Inc. — CFO

I don’t have the exact number off the top of my head but obviously Clear Channel is significantly in larger markets, but the 17 markets that are subject to this RFP in 100 plus I just wouldn’t know off the top of my head what the balance of those outside of that are?

Jim Boyle - C.L. King — Analyst

Okay. And, therefore, the $7 million ‘09 and $10 million run rate beyond just presumes 17 markets, it doesn’t presume if more defect down the line hypothetically?

Sean Creamer - Arbitron Inc. — CFO

That is true. What we do know is that the total annual run rate for all of the markets, so it would include any customers in those markets that have not signed up, at least as we understand, to date, is $10.5 million, $11 million. So the balance of the market is made up by a number of relatively smaller customers.

Jim Boyle - C.L. King — Analyst

Let me get that straight. $10.5 million to $11 million of Clear Channel markets that haven’t signed up remain?

Sean Creamer - Arbitron Inc. — CFO

No. We said the rough run rate for Clear Channel and Cumulus was about $10 million. If you include other customers who have stations in those markets who have not, were not announced today to have signed up with that new service, if you assumed they did, now or in the future the total, including Cumulus and Clear Channel, would be $11.5 million.

Jim Boyle - C.L. King — Analyst

Oh, $11.5 total. So maybe another incremental $1.5 million.

Sean Creamer - Arbitron Inc. — CFO

That’s right.

Jim Boyle - C.L. King — Analyst

And when you say that level, does that include just quantitative diary type research or also qualitative software at Arbitron services?

Sean Creamer - Arbitron Inc. — CFO

That is the ratings piece.

Jim Boyle - C.L. King — Analyst

Just the ratings piece.

Sean Creamer - Arbitron Inc. — CFO

Yes, there’s, and we are still obviously sorting through, we just got the list of markets today. We don’t believe there’s any significant direct overlap with Scarborough offerings that we currently do in the qualitative with the markets that are listed.

Jim Boyle - C.L. King — Analyst

So you think this is mainly unless someone else defects?

Sean Creamer - Arbitron Inc. — CFO

Yes. But again, that would be speculation because we just don’t have more information than we have given you guys already.

Jim Boyle - C.L. King — Analyst

Okay. And, finally, who is the next sizable radio group with a sizable number of small markets who’s contract expires in the near to mid term?

Sean Creamer - Arbitron Inc. — CFO

I don’t know the specific customer who is next up. I know we have looked at sort of the schedule for renewals and it is pretty balanced year in year out. So there’s no unusual activity in the coming years.

Jim Boyle - C.L. King — Analyst

And, Steve, actually there was a thing at the end of today, the FCC chairman turned down FCC Adelstein’s request to start a special inquiry and even though you state the FCC lacks jurisdiction, a certain Illinois senator sent you a letter questioning PPM. He’s going to be in the White House soon. What’s your thinking on President Obama’s PPM position?

Steve Morris - Arbitron Inc. — Chairman, CEO, President

Talk about a speculative question. I think we are — I have no idea the answer to that. We have been spending a lot of time talking to each of the commissioners explaining our position. I think we continue to feel very strongly and I think this view is shared by some of the commissioners that there’s not a jurisdiction that applies here and the other point we make is that the government already chartered an organization to pay attention to quality in these markets and that group, of course, is the MRC. So, I think we are, we feel that we have made our case pretty strongly with the FCC.

Jim Boyle - C.L. King — Analyst

Okay. Thank you.

Operator

(OPERATOR INSTRUCTIONS). Your next question is from the line of Troy Mastin with William Blair and Company.

Troy Mastin - William Blair and Company — Analyst

Thank you. Good afternoon. Can you remind us what the delivery dates are for these markets? I don’t know if they vary from market to market, just so we can have some context relative to the once a year plan and the third quarter launch that Nielsen has?

Steve Morris - Arbitron Inc. — Chairman, CEO, President

These are generally two-time per year markets. So we do a spring and a fall survey in those markets. There’s is a once per year that, as I understand it, they’re going to collect the data in April, May and release it in August.

Troy Mastin - William Blair and Company — Analyst

Your delivery date for your spring would be in those markets similar timing?

Steve Morris - Arbitron Inc. — Chairman, CEO, President

Yes, in July.

Troy Mastin - William Blair and Company — Analyst

Okay.

Steve Morris - Arbitron Inc. — Chairman, CEO, President

Or early August.

Troy Mastin - William Blair and Company — Analyst

There really won’t be a void of data for them; however, they wouldn’t have a fall book in 2009, correct?

Sean Creamer - Arbitron Inc. — CFO

In 2009?

Troy Mastin - William Blair and Company — Analyst

Right. So there won’t be a void of data between the fall book ‘08 and what you would call the spring book of ‘09, that’s when they would get the Nielsen data and when they would have, not have an update?

Steve Morris - Arbitron Inc. — Chairman, CEO, President

Correct.

Troy Mastin - William Blair and Company — Analyst

Okay.

Steve Morris - Arbitron Inc. — Chairman, CEO, President

They would have a couple, a few weeks perhaps but not a major void.

Troy Mastin - William Blair and Company — Analyst

Okay. Okay. Good. And then, just out of curiosity in your contract structure in general, do you have anything along the line of maybe most favored nations type pricing where if you were to provide different pricing to a certain client, the other clients would enjoy that kind of a discount. Can you share that?

Steve Morris - Arbitron Inc. — Chairman, CEO, President

We don’t talk about the content of the individual contracts.

Troy Mastin - William Blair and Company — Analyst

Okay. And then you have talked about enhancements you are planning for diary markets, you went through some of them on the call. I’m curious how significant these costs may be.

Sean Creamer - Arbitron Inc. — CFO

Troy, you are hard to hear, if you don’t mind if you can speak up a little bit.

Troy Mastin - William Blair and Company — Analyst

Okay. Sorry. I am asking about the enhancements that you are talking about for the non-diary — I’m sorry, for the diary markets and I don’t know if you can quantify how significant these costs are but I am curious, if the make up for these costs, if you will be able to make up for these costs through pricing or some other means through efficiency to where in these markets you wouldn’t see a meaningfully different margin the next couple of years.

Sean Creamer - Arbitron Inc. — CFO

Yes. Well, certainly what we have talked about today was initiatives that we had announced previously and had contemplated in any of our conversations we would have had on our quarterly calls relative to business model changes. We don’t view any of these individually or in aggregate to change the fundamental cost structure for our diary business. Obviously, we don’t know a lot about what this new service is. So a natural question is what potential investments might we need to make to be competitive in those markets the next time it comes up. We simply can’t answer that because we don’t know what it is we are competing against with any level of specificity.

Our approach has always been we don’t make quality enhancements in direct response to something like this. We have continuously improved over product. We announced these initiatives long before today’s announcement and I think it is simply part of our culture around quality and continuous improvement, and when we make those decision, we give investors a sense of what the financial implications are. So, the ones we have announced we are comfortable with, fall within the construct of our existing business model. Cell phone only we did highlight on the last two calls as a wild card in the sense that it is an expensive proposition that we expect we will become more efficient over time doing. But that is a challenge that is facing anyone who’s in this business, including the new service provider in these small markets.

Troy Mastin - William Blair and Company — Analyst

Okay. Thanks. Finally, the contract structure in the smaller, in the diary markets that will remain. Can you give us some detail on the typical contract length? I think it is maybe a couple of years but I just want to get that straight.

Sean Creamer - Arbitron Inc. — CFO

In a diary world, the average contract is between three to four years as compared to the PPM contracts which tend to be five to six.

Troy Mastin - William Blair and Company — Analyst

Okay. Thank you.

Operator

Your next question is from the line of Howard Rosencrans with Value Advisory.

Howard Rosencrans - Value Advisory — Analyst

Hi, guys. Can you give us, you had given us a lot of generalities, and I would maybe you would take this opportunity in light of what is transpired with the stock and the competitive threats to your smaller market business to give us some sort of clarity as to the PPM market contributions so if we sort of isolate out everything else, can you give us an idea of where the PPM market contribution in some of the major markets goes to in the out years when you’re fully rolled out in the market?

Sean Creamer - Arbitron Inc. — CFO

Well, what we said is we envision the PPM business model with the margin structure comparable to our diary business and that has been a 30s margin proposition. We don’t see any change in that at this point. But, in terms of how that breaks out between market 1 and market 49, we don’t provide and aren’t going provide anymore granular detail on that.

Howard Rosencrans - Value Advisory — Analyst

Okay. I’m not really sure what the — Impressive but I won’t — I’m not sure what the logic is associated with that. But in terms of the 30% margin you have now suggested you are going to stay in the smaller markets and you are not going anywhere, but you are not going to have the revenue associated with it. So, is it just in the PPM markets where you have the, where there’s this — my understanding was Company — please correct me if I am mistaken, was that Company wide you were going to get back to this north of 30% number.

Sean Creamer - Arbitron Inc. — CFO

That’s right. That’s right. But keep in mind we announced an annual run rate impact of this and this is a contract we do not yet know the term of but it is a $10 million number on a revenue base for 2008 which is based on our guidance in the neighborhood of $367 million, $368 million. So, it is a 1% to 2% point implication. Is that good news? Certainly not but is it manageable, I think absolutely. And we don’t intend to not be serving those markets indefinitely.

Howard Rosencrans - Value Advisory — Analyst

Okay. All right. Thank you.

Operator

Your next question is from the line of Jim Boyle with C.L. King.

Jim Boyle - C.L. King — Analyst

A follow up question. BIA’s numbers indicate that about 13% of the radio industry revenues and markets 101 to 300, 20% is in unrated so they’re just too tiny for research. Is that roughly Arbitron’s revenue in markets smaller than 100?

Sean Creamer - Arbitron Inc. — CFO

Yes. We have said that 100 plus is less than 20% of our revenues.

Jim Boyle - C.L. King — Analyst

Closer to the 13%, that BIA numbers would indicate or are you also throwing this software, tap scan and other odds and ends?

Sean Creamer - Arbitron Inc. — CFO

Yes. I think our total revenue from those markets is in, is below 20% level.

Jim Boyle - C.L. King — Analyst

Okay. Thank you.

Operator

There are no further questions at this time. I will now turn the call back over to Mr. Steve Morris for closing comments.

Steve Morris - Arbitron Inc. — Chairman, CEO, President

Sorry to do this on such short notice. Thank you for tuning in and there will be more information that flows as we get a better sense of the details of what it is that Cumulus and Clear Channel are doing, and we will pass them along as we have important information for you. Thank you.

Operator

Thank you, all, for participating in today’s Arbitron update conference call. You may now disconnect.

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